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                                                                    EXHIBIT 5.2

                                     MCINNES COOPER & ROBERTSON
S  I  N  C  E     1  8  5  9         BARRISTERS, SOLICITORS & TRADE MARK AGENTS

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                                                       SUMMIT PLACE
                                                       1601 LOWER WATER STREET
                                                       POST OFFICE BOX 730
                                                       HALIFAX, NOVA SCOTIA
                                                       CANADA B3J 2V1
Marcia L. Brennan                                      T. 902-425-6500
Direct Dial:  902-424-1304                             F. 902-425-6350
e-mail:  marcia.brennan@mcrlaw.com                     WWW.MCRLAW.COM

                                                              Our File: BH-403
                                                              November 11, 1999



APACHE CORPORATION
2000 Post Oak Boulevard
Suite 100
Houston, Texas    77056-4400

Dear Sirs:

        RE:      FORM S-3 REGISTRATION STATEMENT

     We have acted as Nova Scotia counsel to Apache Finance Canada Corporation (the "Company") in connection with a Registration Statement on Form S-3 (Registration No.'s 333-90147 and 333-90147-01) (the "Registration Statement") under the U.S. Securities Act of 1933, as amended (the "Securities Act") relating to the issuance by the Company of an aggregate of up to U.S. $400,000,000 of debt securities (the "Debt Securities"). This opinion is provided pursuant to an indenture in the form filed as Exhibit 4.1 to the Registration Statement among the Chase Manhattan Bank, as Trustee, the Company and Apache Corporation.

     We have examined:

    (i) the Registration Statement as filed with the Securities and Exchange Commission;

    (ii) the Memorandum of Association and Articles of Association of the Company, as amended from time to time;

    (iii) a Resolution signed by the Directors of the Company on October 29, 1999 with respect to the issuance of the Debt Securities.

     We have also obtained and relied upon a certificate issued by the Registrar of Joint Stock companies at Halifax on November 4, 1999.



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MCINNES COOPER & ROBERTSON                                                Page 2
                                                                          BH-403
                                                               November 11, 1999

     We have also examined such statutes, public records and other documents and instruments as we have deemed necessary or appropriate to express the opinions herein. We have also considered such questions of law as we have deemed relevant or necessary as a basis for the opinions herein.

     For purposes of giving this opinion, we have assumed the following:

a) the accuracy of the information provided by government officials, agencies and authorities;

b) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

c) that all relevant documents are within the capacity and powers of, and have been validly authorized, by and are binding on the parties to them other than the Company;

d) that insofar as any obligation is to be performed in any jurisdiction other than the Province of Nova Scotia, its performance will not be illegal or unenforceable under the laws of that jurisdiction; and

e) that each relevant document has been duly executed and delivered and constitutes or will constitute legal, valid and binding obligations of the parties under their respective governing laws, enforceable in competent courts of such jurisdictions.

     Based upon the foregoing and subject to the limitations set forth herein, it is our opinion that:

1. the Company is duly incorporated as an unlimited company under the laws of the Province of Nova Scotia;

2. under current law, the Company has the corporate power and authority to issue the Debt Securities and the issuance of the Debt Securities has been duly authorized by the Company.

     The opinion expressed herein is subject to the following qualifications:

a) Our opinion is limited solely to the laws of the Province of Nova Scotia and the laws of Canada applicable thereto and we express no opinion on the laws of any other jurisdiction.

b) While we express no opinion as to enforceability, we point out that the enforceability of the Debt Securities will be subject to applicable bankruptcy, insolvency, preference, moratorium, reorganization and other laws in effect from time to time affecting creditors' rights or debtors' obligations generally and to general equitable principles, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and to the availability of equitable remedies, which are in the discretion of the courts.

c) Our opinion is rendered solely for your benefit in connection with the issuance of the Debt Securities as contemplated by the Registration Statement. Our opinion may not be used or relied on by any other


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MCINNES COOPER & ROBERTSON                                                Page 3
                                                                          BH-403
                                                               November 11, 1999

person or firm, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Yours very truly,

                              MCINNES COOPER & ROBERTSON